UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________

SCHEDULE 14A

____________________________________

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

TRINITY CAPITAL INC.
(Name of Registrant as Specified In Its Charter)

__________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14(a)-6(i)(1) and 0-11.

TRINITY CAPITAL INC.
1 N. 1st Street, 3rd Floor
Phoenix, Arizona 85004

SUPPLEMENT TO PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 8, 2022

May 20, 2022

Dear Stockholder:

This proxy statement supplement, dated May 20, 2022 (this “Supplement”), supplements the definitive proxy statement on Schedule 14A of Trinity Capital Inc. (the “Company”), dated April 27, 2022 (the “Proxy Statement”), for the Annual Meeting of Stockholders of the Company to be held on June 8, 2022 at 9:00 a.m., Pacific Time (the “Annual Meeting”). The live webcast will be accessible at www.virtualshareholdermeeting.com/TRIN2022.

This Supplement updates the Summary Compensation Table under the “Executive Compensation” section of the Proxy Statement to correct typographical errors with respect to certain forms of compensation of our named executive officers (NEOs). Gerald Harder, Chief Operating Officer of the Company, earned $397,500 in non-equity incentive plan compensation in the fiscal year ended December 31, 2021, rather than $768,750. Additionally, Steven L. Brown, Chairman and Chief Executive Officer of the Company, earned $622,917 in salary in the fiscal year ended December 31, 2020, rather than $662,917. The total compensation amounts for each of these directors as reflected in the Table have been adjusted accordingly.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

EXCEPT AS SPECIFICALLY SUPPLEMENTED BY THE INFORMATION CONTAINED HEREIN,
THIS SUPPLEMENT DOES NOT MODIFY ANY OTHER INFORMATION SET FORTH IN THE
PROXY STATEMENT.

EXECUTIVE COMPENSATION

NEO Summary Compensation Table

The following table shows the compensation paid or accrued to our NEOs during the fiscal years ended December 31, 2021 and December 31, 2020. During the fiscal year ended December 31, 2019, we did not pay any salaries or other compensation to our NEOs as we commenced operations as a BDC on January 16, 2020.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)(3)(4)	Nonqualified deferred compensation earnings ($)	All Other Compensation ($)(5)	Total ($)
Steven L. Brown Chairman and Chief Executive Officer	2021	666,250	—	3,374,989	—	1,001,250	—	67,582	5,110,071
	2020	622,917	—	—	—	911,250	—	—	1,534,167
Kyle Brown Director, President and Chief Investment Officer	2021	563,750	—	3,374,989	—	768,750	—	67,582	4,775,071
	2020	527,083	—	—	—	718,750	—	—	1,245,833
Gerald Harder Chief Operating Officer(6)	2021	461,250	—	749,988	—	397,500	—	15,018	1,623,756
	2020	431,250	—	—	—	377,500	—	—	808,750

____________

(1)      Reflects prorated amounts for the fiscal year ended December 31, 2020, as the Company commenced operations on January 16, 2020.

(2)      Includes discretionary annual cash bonuses received by the NEOs in the fiscal years ended December 31, 2021 and December 31, 2020, which were declared by the Compensation Committee in 2020 and were based on Company performance, individualized performance and other metrics in accordance with the NEO Agreements. See “— NEO Agreements.”

(3)      In addition to their discretionary annual cash bonuses, in the fiscal year ended December 31, 2021, Messrs. S. Brown, K. Brown and Harder received cash bonuses of $270,000, $150,000 and $60,000, respectively, in connection with the registration for public resale and listing on Nasdaq of certain shares of our common stock in accordance with the registration rights agreement, dated January 16, 2020, related to our common stock (the “Common Stock Registration Rights Agreement”). See “— NEO Agreements.”

(4)      In addition to their discretionary annual cash bonuses, in the fiscal year ended December 31, 2020, Messrs. S. Brown, K. Brown and Harder received cash bonuses of $180,000, $100,000 and $40,000, respectively, in connection with the registration for public resale and listing on Nasdaq of certain shares of our common stock in accordance with the Common Stock Registration Rights Agreement. See “— NEO Agreements.”

(5)      Reflects amounts paid in the fiscal year ended December 31, 2021, in the form of dividends on unvested stock and option awards.

(6)      Mr. Harder served as the Company’s Chief Credit Officer during the fiscal years ended December 31, 2021 and December 31, 2020.

Important Information

There are no changes to the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement, or the proxy card you previously received. Except as amended or supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.

This Supplement, the Proxy Statement, and the Company’s Annual Report on Form 10-K for the 2021 fiscal year are available at www.proxyvote.com or the SEC’s EDGAR website at www.sec.gov.

Please note that any proxy card that you requested or that we elected to deliver has not changed and may still be used to vote your shares in connection with the Annual Meeting. If you have already submitted your vote, you do not need to take any further action. Information on how to vote your shares and how to change your vote or revoke your proxy is contained in the Proxy Statement. The Company urges stockholders to vote their shares prior to the Annual Meeting by using one of the methods described in the Proxy Statement.

By Order of the Board of Directors,
/s/ Sarah Stanton
Sarah Stanton
Corporate Secretary

Phoenix, Arizona
May 20, 2022